CONTINUING GUARANTY

This Guaranty is executed as of ____________________, 20____, by the undersigned guarantor(s) (individually and collectively, "Guarantor") in favor of Systran Financial Services Corporation, a subsidiary of Textron Financial Corporation, and each of its affiliates (individually and collectively, "SYSTRAN"). For purposes of this Guaranty, any party which controls, is controlled, or is under common control of Systran shall be deemed an affiliate.

RECITALS

A. SYSTRAN may, from time to time, enter into agreements with Medical Staffing Solutions, Inc., TeleScience International, Inc., Nurses PRN Acquisition Corp., (collectively herein referred to as "Obligor");

B. SYSTRAN is unwilling to enter into agreements with Obligor, unless Guarantor unconditionally guarantees to SYSTRAN the payment and/or performance of all obligations of Obligor at any time owing to SYSTRAN.

AGREEMENT

With knowledge that SYSTRAN will enter into agreements with Obligor in reliance upon the existence of this Guaranty, Guarantor agrees with SYSTRAN as follows:

1. **Guaranty.** Guarantor unconditionally and irrevocably guarantees to SYSTRAN (except as hereinafter expressly provided as to revocability), without offset or deduction, the prompt payment and/or performance of all indebtedness, obligations and liabilities of Obligor at any time owing to SYSTRAN, whether direct or indirect, matured or unmatured, primary or secondary or certain or contingent (individually, a "Guaranteed Obligation" and, collectively, the "Guaranteed Obligations"). This Guaranty is a guaranty of payment and not a guaranty of collection. Guarantor guarantees to SYSTRAN the punctual and faithful performance by Obligor of each and every Guaranteed Obligation. If Obligor defaults in the payment or performance of any Guaranteed Obligation, or if there exists any event or condition which, with notice and/or the passage of time, would constitute a default under any Guaranteed Obligation, or if there is a liquidation, bankruptcy, receivership, assignment for the benefit of creditors or similar proceeding affecting the status, existence, assets or obligations of Obligor, Guarantor shall pay directly to SYSTRAN the sums which Obligor is obligated to pay to SYSTRAN, whether by acceleration or otherwise, and promptly perform all other Guaranteed Obligations. If SYSTRAN is required to return any payment(s) made to SYSTRAN by or on behalf of Obligor, whether as a result of Obligor's bankruptcy, reorganization or otherwise, Guarantor acknowledges that this Guaranty covers all such amounts.

2. **Continuing Nature of Guaranty.** This Guaranty is a continuing guarantee and shall apply without regard to the form or the amount of the Guaranteed Obligations in existence at any time. Guarantor may prospectively revoke this Guaranty by sending written notice, by certified mail return receipt requested, to SYSTRAN, Attention: Vice President, Credit and Documentation, at the address for SYSTRAN specified below (the "Revocation Notice"). The revocation of this Guaranty shall not be effective with respect to any Guaranteed Obligation arising on or prior to the date occurring fifteen (15) days after SYSTRAN's issuance of receipt of the Guarantor's Revocation Notice (the "Revocation Date") or arising at any time after the Revocation Date, if arising as the result of a commitment made by SYSTRAN to Obligor on or prior to the Revocation Date.

3. **Absolute Nature of Guaranty.** The obligations of Guarantor under this Guaranty are absolute and unconditional. Guarantor shall not be released from such obligations for any reason, nor shall such obligations be reduced, diminished or discharged for any reason, including:

(a) Modifications and Indulgences. Any modification, renewal or alteration of any agreement, document or instrument relating to any Guaranteed Obligation, or any indulgence, adjustment, preference, extension or compromise made by SYSTRAN in favor of Obligor or Guarantor.

(b) Condition of Obligor or Guarantor. Any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or similar proceeding affecting Obligor or Guarantor; any sale, lease or other disposition of any of the assets of Obligor or Guarantor; any reorganization of, or change in the composition of the shareholders, partners or members of, Obligor or Guarantor; or any termination of, or other change in, the relationship between Obligor and Guarantor.

(c) Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of any Guaranteed Obligation for any reason whatsoever, including, but not limited to: the existence of valid defenses, counterclaims or off-sets to any Guaranteed Obligation; the violation of applicable usury laws by any Guaranteed Obligation; or the inauthenticity of any document or instrument relating to the Guaranteed Obligations.

(d) Release of Obligor. Any complete or partial release of Obligor or any other party from any Guaranteed Obligation.

(e) Release of Collateral; Care of Collateral; Status of Liens. Any release, surrender, exchange, deterioration, waste, loss or impairment of any collateral securing payment of any Guaranteed Obligation (the "Collateral"), whether negligent or willful; the failure of SYSTRAN or any other party to exercise reasonable care in the preservation, protection, sale or other treatment of any of the Collateral; the failure of SYSTRAN to create or properly perfect any security interest intended to be given by Obligor in connection with any Guaranteed Obligation (a "Security Interest"); the unenforceability of any Security Interest; the subordination of any Security Interest to any other lien or encumbrance; or the taking or accepting by SYSTRAN of any other security for, or assurance of payment of, any Guaranteed Obligation.

(f) Other Action or Inaction. Any other action or inaction on the part of SYSTRAN, whether or not such action or inaction prejudices Guarantor or increases the likelihood that Guarantor will be required to pay or perform any Guaranteed Obligation pursuant to the terms hereof.

It is the obligation of Guarantor to discharge the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein. Guarantor is not entering into this Guaranty in reliance on the value or the availability of any of the Collateral. Guarantor acknowledges that Guarantor may be required to pay the Guaranteed Obligations, in full, without the assistance or support of any other party. Guarantor has not been induced to enter into this Guaranty on the basis that any party other than Obligor will be liable to perform any Guaranteed Obligation or that SYSTRAN will look to any other party to perform any Guaranteed Obligation. If this Guaranty is signed by more than one party, the obligations of such parties are joint and several and SYSTRAN may release, or settle with, any of such parties without affecting the liability of any other party to this Guaranty. To the extent that this Guaranty is secured by property of Guarantor, SYSTRAN shall not be obligated to release its security interest in such property until all applicable preference periods have passed with respect to payments made to SYSTRAN by or on behalf of Obligor.

4. **Waivers**. Guarantor waives:

(a) **Action Against Others**. Any right to require SYSTRAN to: institute suit or exhaust remedies against Obligor or any other party liable for any Guaranteed Obligation; enforce SYSTRAN's rights in any of the Collateral or other security which is at any time given to secure any Guaranteed Obligation; enforce SYSTRAN's rights against any other guarantor of any Guaranteed Obligation; join Obligor or any other party liable for any Guaranteed Obligation in any action seeking to enforce this Guaranty; or exhaust any other remedies available to SYSTRAN or resort to any other means of obtaining payment or performance of any Guaranteed Obligation.

(b) **Notices**. Notice of the amount of credit extended by SYSTRAN to Obligor at any time, whether primary or secondary; notice of the modification or extension of any Guaranteed Obligation; notice of a default or other non-performance by Obligor in connection with any Guaranteed Obligation; notice of the transfer or disposition by SYSTRAN of any Guaranteed Obligation; notice of the repossession, sale or other disposition of any of the Collateral; notice of the acceptance of this Guaranty by SYSTRAN; demand and presentation for payment upon Obligor or any other party liable for any Guaranteed Obligation; protest, notice of protest and diligence of bringing suit against Obligor or any other party; and any other action or inaction on the part of SYSTRAN in connection with this Guaranty or any Guaranteed Obligation.

(c) **Subrogation**. Any right which Guarantor may at any time have against Obligor, or any other party liable for any Guaranteed Obligation, as the result of the performance by Guarantor of its obligations under this Guaranty, including, but not limited to, contractual, statutory and common law rights of subrogation, reimbursement and indemnification.

5. **Representations and Warranties**. Guarantor represents and warrants to SYSTRAN that:

(a) **Benefit**. Guarantor has received, or will receive, direct or indirect benefit from the creation of the Guaranteed Obligations.

(b) **No Representation by SYSTRAN**. Neither SYSTRAN nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(c) **Financial Condition**. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations contained herein, Guarantor is solvent and has assets which, when fairly valued, exceed its liabilities.

6. **Governing Law; Miscellaneous**. This Guaranty shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state. Guarantor irrevocably agrees that any legal action or proceeding brought by or against Guarantor with respect to the Guaranty shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon. Guarantor consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Clackamas. This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Guarantor in the court of such other states or jurisdictions where Guarantor may be subject to jurisdiction.

7. **Jury Trial Waiver. In recognition of the higher costs and delay which may result from a jury trial, the parties waive any right to trial by jury of any claim, demand, action or cause of action (A) arising hereunder, or (B) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.**

8. Attorney's Fees. With respect to any default under this Guaranty, Guarantor shall reimburse SYSTRAN for all costs and expenses incurred by attorney's including both SYSTRAN's in house attorneys and outside attorneys' and paralegals' whether or not a lawsuit or other court action is actually filed in connection with the event of default. Guarantor agrees to pay the reasonable attorneys' fees incurred in connection with any such proceeding as awarded by the court.

Dated and Effective ____________________, 20____

WITNESS(ES)	**INDIVIDUAL GUARANTOR(S):**
By: ____________________	By: ____________________
Print Name: ____________________	Print Name: Brajnandan B. Sahay
Print Title: ____________________	Print Title: Individual
Home Address: ____________________	Home Address: 1398 Park Lake Drive
____________________	Reston, VA 20190
Home Telephone: ____________________	Home Telephone: ____________________

Address for Notices to SYSTRAN:
Systran Financial Services Corporation
Attn: Credit Manager
4949 SW Meadows Rd., Ste. 500
Lake Oswego, Oregon 97035